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                                                                    Exhibit 10.4


                                ESCROW AGREEMENT

         ESCROW AGREEMENT ("ESCROW AGREEMENT") dated as of December 13, 2001 by and among Vacation Ownership Marketing, Inc., a Delaware corporation ("COMPANY"), Equity Planners LLC, Sea Lion Investors LLC, and Myrtle Holdings LLC, all of which are Colorado limited liability companies ("PURCHASERS"), and Sroya Holdings Company, Inc., a New York corporation having a principal place of business at 1750 East 18th Street, Brooklyn, NewYork 11229 ("ESCROW AGENT").

         WHEREAS:

         A. Purchasers and VAOW Acquisition Corp. ("ACQUISITION CORP.") entered into a Securities Subscription Agreement dated as of August 27, 2001 ("AGREEMENT"), in which, INTER ALIA, Purchasers agreed to purchase $1,000,000 of Acquisition Corp.'s 8% Series A Senior Subordinated Convertible Redeemable Debentures ("ACQUISITION CORP. DEBENTURE(S)") convertible into shares of Acquisition Corp. common stock.

         B. Subsequent to the execution and delivery of the Acquisition Corp. Debentures Acquisition Corp. was merged into the Company, the Company assumed the obligations of Acquisition Corp. to the Purchasers under the Agreement, and the Company agreed to substitute for the Acquisition Corp. Debentures the Company's 8% Series SPA Senior Subordinated Convertible Redeemable Debentures convertible into shares of common stock in the Company (referred to herein as either the "Conversion Shares" or the "Common Stock"), which Common Stock is publicly traded and quoted on the National Association of Securities Dealers OTC Electronic Bulletin Board under the symbol "VAOM."

         C. Purchasers have been requested by certain broker/dealers set forth on SCHEDULE A ("BROKER") through which Conversion Shares may be sold to deposit with each Broker a sufficient number of shares of the Company's Common Stock ("ESCROW SHARES") to ensure the timely delivery of any Conversion Shares sold through such Broker to the buyer thereof.

         D. The Company is willing to deposit such Escrow Shares with the Escrow Agent provided that the Purchasers have no present right or entitlement to the Escrow Shares whatsoever, and provided that a procedure is established to release the Escrow Shares either to the Purchasers or the Company, as the case may be.

         NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by Company and Purchasers.

         2. DELIVERY OF AND USE OF THE CONVERSION SHARES

                  (a) On the date hereof or at such later time as the Company has authorized sufficient shares therefor, the Company shall deposit with Escrow Agent 100,000,000 Escrow Shares of Company's common stock, issued in the name of Escrow Agent, which

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shall be freely tradeable and without restrictive legend of any nature, and same shall be deposited and held in an account or accounts registered in the name of the Escrow Agent at one or more of the Brokers. If the Company does not now have authorized a sufficient number of shares of Common Stock to meet its escrow requirement, it shall concurrently herewith deposit with the Escrow Agent the number of shares of Common Stock remaining authorized but unissued, and upon authorization of a sufficient additional number of shares, shall deposit such additional shares as Escrow Shares with the Escrow Agent.

                  (b) Each Notice of Conversion of the Debenture shall be simultaneously sent by facsimile to the Company, as required by the terms of the Debenture, and to the Escrow Agent. Only upon Escrow Agent's receipt of a copy of a Notice of Conversion to the Company, as defined under section 3 of the each Debenture, the Escrow Shares shall be used as Conversion Shares, as defined in
Section 4 (a) of the Debenture, to convert the Debenture into Company common stock in accordance with the terms of the Debenture and Escrow Agent shall direct Broker to journal the Conversion Shares to Purchasers' account at Broker or to such other party as Purchasers shall direct. Until such Notice of Conversion is received, Purchaser shall have absolutely no right, title or interest in any of the Escrow Shares.

                  (c) Escrow Agent is specifically authorized hereby to rely upon the validity and effectiveness of any Notice of Conversion received by it and shall deliver the Conversion Shares in accordance with subparagraph b above.

                  (d) Upon Maturity and payment or redemption by the Company of the Debenture, or upon conversion of the entire Debenture into Conversion Shares, any remaining Escrow Shares shall be delivered by the Escrow Agent to Company, and upon such delivery, none of the parties to this Escrow Agreement shall have any further obligations to the other.

         3. INDEMNIFICATION. Purchasers and Company agree, jointly and severally, to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 8 below.

         4. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

                  (a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                  (b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

                  (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without


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being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 4(b) above.

                  (e) The Escrow Agent does not have and shall not have any interest whatsoever in the Debentures, Conversion Shares, Escrow Shares or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof with no rights as a shareholder of the Company, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents. Furthermore, the Escrow Agent shall have no right to vote the Escrow Shares or have any other pecuniary rights in the Escrow Shares. The Escrow Agent may not assert any lien on the Escrow Shares for payment of any fee due the Escrow Agent.

                  (f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Shares and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

                  (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares, or in the event that the Escrow Agent otherwise determines that the Escrow Shares should be retained, then the Escrow Agent may retain the Escrow Shares until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which case the Escrow Agent shall promptly deliver the Escrow Shares in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

                  (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto an their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable


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by or inure to the benefit of any third party except as provided in paragraph
(g) with respect to a resignation by the Escrow Agent.

                  (i) This Escrow Agreement may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

         5. CONSENT TO JURISDICTION.

         Company and Purchasers hereby irrevocably consents to the jurisdiction of any federal or state court, in New York, New York, in any action or proceeding arising out of or relating to this Escrow Agreement. Company hereby irrevocably waives, to the fullest extent possible the defense of an inconvenient forum to the maintenance of such action or proceeding. Service of process may be effectuated by certified mail, return receipt requested, or by Federal Express with evidence of delivery to the parties at the addresses set forth in Section 7 below.

         COMPANY AND PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM, ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS ESCROW AGREEMENT. COMPANY SHALL NOT RAISE ANY COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY PURCHASERS TO ENFORCE THE PROVISIONS OF THIS ESCROW AGREEMENT.

         Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to affect the right of the Purchasers to bring any action or proceeding against Purchasers in any other court or jurisdiction.

         6. GOVERNING LAW. This Escrow Agreement shall be governed in all respects by the internal laws of the State of New York. The parties agree to submit to the jurisdiction and venue of any state or federal court in New York City having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 7 below, but the parties shall not be precluded from making service in any other manner permitted by law.

         7. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:



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   If to Company:             Braulio Guteirrez, President
                              Vacation Ownership Marketing, Inc.
                              2921 NW 6th Avenue
                              Miami, Florida 33127
                     Fax:     (305) 573-5164

   If to Purchasers:          Equity Planners LLC
                              Quadrant Center, 5445 DTC Parkway, Penthouse Four
                              Greenwood Village, CO 80111
                     Fax:     (303) 771-4758

                              Sea Lion Investors LLC 1400 16th
                              Street, Suite 400 Denver, CO 80202

                     Fax:     (720) 932-8100

                              Myrtle Holdings LLC
                              370 Interlocken Blvd., 4th Floor
                              Broomfield, CO 80021
                     Fax:     (303) 474-1705

   If to Escrow Agent:        Sroya  Holdings Company, Inc.
                              1750 East 18th Street
                              Brooklyn, New York 11229
                     Fax:     (718) 339-9886

         8. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9. FEES. Purchasers shall pay all reasonable fees and expenses of the Escrow Agent.



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         IN WITNESS WHEREOF, the parties hereto have caused this Escrow
Agreement to be duly executed and delivered, as of the day and year first above written.

                                       COMPANY:
                                       Vacation Ownership Marketing, Inc.



                                       By:
                                           -------------------------------------
                                                Braulio Guteirrez, President


                                       PURCHASERS:

                                       EQUITY PLANNERS LLC



                                       By:
                                           -------------------------------------



                                       SEA LION INVESTORS LLC



                                       By:
                                           -------------------------------------



                                       MYRTLE HOLDINGS LLC



                                       By:
                                           -------------------------------------



ESCROW AGENT:
------------

SROYA HOLDINGS COMPANY, INC.

By:
    -----------------------------





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